Exhibit 99.1

News Release

PLUG POWER ACQUIRES RELION INC. BRINGING INNOVATIVE FUEL CELL

STACK TECHNOLOGY IN-HOUSE

ReliOn PEM Cell Technology Will Provide Fuel Cell

Stacks for GenDrive Class 3 Units

LATHAM, NY – April 2, 2014 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy solutions, today announced it has acquired the assets of ReliOn Inc., a developer of hydrogen fuel cell stack technology and fuel cell systems based in Spokane, WA.

The acquisition adds valuable fuel cell stack technology and products that Plug Power plans to integrate into several models of its GenDrive fuel cell systems with first deployments this year.

ReliOn develops modular, scalable proton exchange membrane (PEM) hydrogen fuel cell systems that feature innovative air-cooled stack designs with unique, low-cost snap-and-build stack assembly technology. The company has deployed more than 5,000 fuel cell stacks at customer sites.

Currently, Plug Power owns a large portfolio of intellectual property including more than 150 US patents related to fuel cell stack design, fuel cell system design, fuel processing, fuel dispensing, energy storage and controls. This includes patents relating to the safe dispensing of hydrogen and the use of a fuel cell system as a direct battery replacement in material handling applications. The acquisition adds 34 additional US fuel cell patents to the company’s portfolio.

Plug Power paid approximately $4 million in Plug Power common stock for ReliOn’s assets and will add key ReliOn personnel, primarily in sales and engineering. The company expects the acquisition to be accretive to earnings in 2015, and to generate approximately $1 million in EBITDAS loss in 2014. Including the impact of the acquisition, the company continues to expect full year 2014 EBITDAS to be positive.

This acquisition marks Plug Power’s expansion into the stationary back-up fuel cell market, where ReliOn has been successful with customers like AT&T, Sprint and Verizon.

“One of our objectives in 2014 is to expand our fuel cell stack technology holdings to enhance our customer offerings,” said Andy Marsh, Plug Power president and CEO. “The addition of this technology from ReliOn is a giant step in that direction and gives us a very high-performance and high-reliability stack. We’re looking forward to growing this business with the talented new additions to the Plug Power team.”

“Plug Power has been the most aggressive company in the industry in building a profitable business,” said Gary Flood, president and CEO of ReliOn. “We look forward to being part of the industry leader and adding our technology, customer base and system products to the Plug Power offering.”

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders, including Walmart, Sysco, Procter & Gamble, and Mercedes Benz, forged the path for Plug Power’s innovative GenKey hydrogen and fuel cell system solutions. With more than 4,500 GenDrive units deployed to material handling customers, accumulating over 20 million hours of runtime, Plug Power manufactures tomorrow’s incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

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Plug Power Inc. Safe Harbor Statement

This communication contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding our expectations for the ReliOn acquisition, including the acquisition being accretive in 2015, and 2014 financial performance, including our expectations for EBITDAS. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability, the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims and contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2014 and the reports Plug Power filed from time to time with the SEC. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this communication.

Media Contact

Teal Vivacqua

518.738.0269

media@plugpower.com